Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Afya Limited Long-term Incentive Plan of our report dated March 26, 2020, with respect to the consolidated financial statements of Afya Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

Belo Horizonte, Brazil

December 4, 2020